EXHIBIT 99.1

Fortune Brands Delivers Margin and EPS Results In-line with Expectations; Plans to Fully Offset Anticipated 2025 Tariff Impacts and Mitigate Volume Softness

Highlights:

•
Q1 2025 sales were $1.0 billion, a decrease of 7 percent versus Q1 2024; organic sales excluding the impact of China and FX were down 5 percent
•
Q1 2025 earnings per share (EPS) were $0.42, a decrease of 45 percent versus a year ago; EPS before charges / gains were $0.66, a decrease of 20 percent versus Q1 2024
•
The Company is implementing tariff mitigation strategies designed to fully offset anticipated 2025 tariff impacts while capitalizing on identified opportunities
•
Management will provide an EPS guidance framework for different volume scenarios on today’s earnings call

DEERFIELD, Ill.--(BUSINESS WIRE)--May 6, 2025--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading innovation company whose purpose is to elevate every life by transforming spaces into havens, today announced first quarter 2025 results.

“During the first quarter, we delivered margins and earnings per share in-line with our expectations,” said Fortune Brands Chief Executive Officer Nicholas Fink. "Rapidly changing geopolitical and macroeconomic environments are impacting the consumer and demand for our products. Our teams have consistently demonstrated the ability to respond promptly to challenges, and to leverage such challenges to identify and prioritize opportunities to outperform, and we will do so once again. Our teams are focused on mitigating the expected impacts of tariffs, making key investments, expanding our digital business and maintaining a strong balance sheet. We are also planning on leveraging our strong U.S. and North American manufacturing presence and continued momentum in our digital businesses to drive market outperformance."

Fink continued, “We remain fully confident in our long-term strategy, and we believe we are well-positioned to manage cost, cash and beat the market amidst an uncertain landscape.”

First Quarter 2025 Results

($ in millions, except per share amounts)

Unaudited

Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q1 2025 GAAP	$1,033	$97.0	9.4%	$0.42
Change	(7%)	(38%)	(460) bps	(45%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q1 2025 Non-GAAP	$1,033	$135.8	13.1%	$0.66

Change	(7%)	(19%)	(200) bps	(20%)

Segment Results

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic	Reported	Organic
Water Innovations	$565	$560	(10%)	(10%)	18.3%	(420) bps	20.0%	(260) bps
Outdoors	$305	$305	(3%)	(3%)	7.4%	(350) bps	10.4%	(160) bps
Security	$163	$163	(4%)	(4%)	9.8%	(150) bps	14.2%	(160) bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet. Cash flow was in-line with expectations and driven by typical seasonality; the Company closed the quarter with $(83.4) million in operating cash flow and $(112.6) million in free cash flow. In accordance with its opportunistic, returns-based share repurchase program, the Company repurchased $175 million of shares in the quarter, and as of May 6, 2025, has repurchased $225 million of shares year to date. The Company expects to finish the year with net debt to EBITDA before charges / gains between 2.0x and 2.5x.

As of the end of the first quarter 2025:

Net debt	$2.6 billion
Net debt to EBITDA before charges / gains	2.8x
Cash	$340 million
Amount available under revolving credit facility	$970 million

2025 Full-Year Guidance

Due to uncertainty around consumer demand and volumes, the Company is not providing detailed 2025 full-year guidance. However, the Company is providing the framework for EPS before charges / gains scenarios based on different volume assumptions that will be outlined during the first quarter earnings call. Fortune Brands’ teams are working on mitigating the expected impact of tariffs quickly and strategically through sourcing moves, cost out opportunities and strategic pricing. The Company remains confident in its long-term strategy of focusing on categories driven by brands and innovation, with an emphasis on attractive areas of its core and acceleration in its digital strategy.

For forward-looking non-GAAP measures (as used in this press release, net debt to EBITDA before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from net debt to EBITDA before charges / gains. Additionally, estimating such a GAAP measure and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. is an industry-leading innovation company dedicated to creating smarter, safer and more beautiful homes and improving lives. The Company’s driving purpose is to elevate every life by transforming spaces into havens.

The Company is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s portfolio of brands includes Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe and Yale residential.

Fortune Brands is headquartered in Deerfield, Illinois and trades on the NYSE as FBIN. To learn more, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, expected impacts from recently-announced organizational and leadership changes, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks relating to rapidly evolving technological change, (vii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (viii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (ix) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (x) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xi) risks associated with the disruption of operations, including as a result of severe weather events, (xii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiv) impairments in the carrying value of goodwill or other acquired intangible assets, (xv) risks of increases in our defined benefit-related costs and funding requirements, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) potential liabilities and costs from claims and litigation, (xx) changes in government and industry regulatory standards, (xxi) future tax law changes or the interpretation of existing tax laws, and (xxii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 28, 2024. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, organic sales excluding the impact of China and FX and free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR AND MEDIA CONTACT:

Leigh Avsec

847-484-4211

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended
Net sales (GAAP)	March 29, 2025	March 30, 2024	$ Change	% Change
Water	$565.4	$625.3	$(59.9)	(10)
Outdoors	304.7	315.0	(10.3)	(3)
Security	163.0	169.3	(6.3)	(4)
Total net sales	$1,033.1	$1,109.6	$(76.5)	(7)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	$ Change	% Change
WATER
Operating income (GAAP)	$103.2	$141.3	$(38.1)	(27)
Restructuring charges	9.6	0.4	9.2	2,300
Other charges/(gains)
Cost of products sold	0.4	(0.2)	0.6	(300)
Operating income before charges/gains (a)	$113.2	$141.5	$(28.3)	(20)

OUTDOORS
Operating income (GAAP)	$22.6	$34.3	$(11.7)	(34)
Restructuring charges	2.5	0.5	2.0	400
Other charges/(gains)
Cost of products sold	5.6	2.9	2.7	93
Selling, general and administrative expenses	1.0	0.2	0.8	400
Operating income before charges/gains (a)	$31.7	$37.9	$(6.2)	(16)

SECURITY
Operating income (GAAP)	$16.0	$19.1	$(3.1)	(16)
Restructuring charges	3.9	1.6	2.3	144
Other charges/(gains)
Cost of products sold	3.3	6.0	(2.7)	(45)
Operating income before charges/gains (a)	$23.2	$26.7	$(3.5)	(13)

CORPORATE
Corporate expense (GAAP)	$(44.8)	$(39.3)	$(5.5)	14
Restructuring charges	8.8	0.3	8.5	2,833
Other charges/(gains)
Selling, general and administrative expenses	3.7	0.1	3.6	3,600
General and administrative expenses before charges/gains (a)	$(32.3)	$(38.9)	$6.6	(17)

TOTAL COMPANY
Operating income (GAAP)	$97.0	$155.4	$(58.4)	(38)
Restructuring charges	24.8	2.8	22.0	786
Other charges/(gains)
Cost of products sold	9.3	8.7	0.6	7
Selling, general and administrative expenses	4.7	0.3	4.4	1,467
Operating income before charges/gains (a)	$135.8	$167.2	$(31.4)	(19)

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	March 29, 2025	December 28, 2024

Assets
Current assets
Cash and cash equivalents	$340.0	$381.1
Accounts receivable, net	563.7	514.4
Inventories	1,003.5	960.3
Other current assets	154.8	151.6
Total current assets	2,062.0	2,007.4

Property, plant and equipment, net	992.4	999.2
Goodwill	1,996.7	1,992.0
Other intangible assets, net of accumulated amortization	1,281.4	1,297.2
Other assets	252.3	266.0
Total assets	$6,584.8	$6,561.8

Liabilities and equity
Current liabilities
Short-term debt	$499.8	$499.6
Accounts payable	519.7	513.9
Other current liabilities	442.4	588.8
Total current liabilities	1,461.9	1,602.3

Long-term debt	2,453.7	2,173.7
Deferred income taxes	114.6	117.4
Other non-current liabilities	250.0	246.4
Total liabilities	4,280.2	4,139.8

Stockholders' equity	2,304.6	2,422.0
Total equity	2,304.6	2,422.0
Total liabilities and equity	$6,584.8	$6,561.8

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Operating activities
Net income	$51.4	$96.4
Depreciation and amortization	51.3	46.1
Non-cash lease expense	9.4	9.3
Deferred taxes	1.7	8.8
Other non-cash items	8.3	10.9
Changes in assets and liabilities, net	(205.5)	(242.8)
Net cash provided by operating activities	$(83.4)	$(71.3)

Investing activities
Capital expenditures	$(29.2)	$(64.6)
Cost of acquisitions, net of cash acquired	-	(105.2)
Net cash used in investing activities	$(29.2)	$(169.8)

Financing activities
Increase in debt, net	$280.0	$375.0
Proceeds from the exercise of stock options	0.6	6.3
Treasury stock purchases	(175.0)	(100.0)
Dividends to stockholders	(30.5)	(30.1)
Other items, net	(7.1)	(12.5)
Net cash provided by financing activities	$68.0	$238.7

Effect of foreign exchange rate changes on cash	$3.0	$(5.0)

Net increase (decrease) in cash and cash equivalents	$(41.6)	$(7.4)
Cash, cash equivalents and restricted cash* at beginning of period	385.5	395.5
Cash, cash equivalents and restricted cash* at end of period	$343.9	$388.1

FREE CASH FLOW	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024

Cash flow from operations (GAAP)	$(83.4)	$(71.3)
Less:
Capital expenditures	$29.2	$64.6
Free cash flow**	$(112.6)	$(135.9)

* Restricted cash of $1.3 million and $2.6 million is included in Other current assets and Other assets, respectively, as of March 29, 2025, and $25.9 million and $2.5 million is included in Other current assets and Other assets, respectively, as of March 30, 2024.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	% Change

Net sales	$1,033.1	$1,109.6	(7)

Cost of products sold	578.4	622.0	(7)

Selling, general
and administrative expenses	314.9	311.6	1

Amortization of intangible assets	18.0	17.8	1

Restructuring charges	24.8	2.8	786

Operating income	97.0	155.4	(38)

Interest expense	28.6	30.1	(5)

Other (income)/expense, net	(1.0)	0.1	100

Income before taxes	69.4	125.2	(45)

Income tax	18.0	28.8	(38)
Net income	$51.4	$96.4	(47)

Diluted earnings per common share	$0.42	$0.76	(45)

Diluted average number of shares outstanding	123.0	127.0	(3)

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	% Change

Income from continuing operations, net of tax	$51.4	$96.4	(47)

Depreciation *	$24.8	$20.7	20
Amortization of intangible assets	18.0	17.8	1
Restructuring charges	24.8	2.8	786
Other charges/(gains)	14.0	9.0	56
Interest expense	28.6	30.1	(5)
Income taxes	18.0	28.8	(38)

EBITDA before charges/gains (c)	$179.6	$205.6	(13)

* Depreciation excludes accelerated depreciation expense of $8.5 million for the thirteen weeks ended March 29, 2025, and $7.6 million for the thirteen weeks ended March 30, 2024. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 29, 2025
Short-term debt **	$499.8
Long-term debt **	2,453.7
Total debt	2,953.5
Less:
Cash and cash equivalents **	340.0
Net debt (1)	$2,613.5
Fifty-Two Weeks Ended March 29, 2025
EBITDA before charges/gains (2) (c)	$929.9

Net debt-to-EBITDA before charges/gains ratio (1/2)	2.8

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of March 29, 2025.

	Thirty-nine Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended
	December 28, 2024	March 29, 2025	March 29, 2025

Income from continuing operations, net of tax	$375.6	$51.4	$427.0

Depreciation***	$74.8	$24.8	$99.6
Amortization of intangible assets	55.3	18.0	73.3
Restructuring charges	13.4	24.8	38.2
Other charges/(gains)	17.4	14.0	31.4
ASSA transaction expenses (d)	0.1	-	0.1
Interest expense	90.4	28.6	119.0
Defined benefit plan actuarial gains	18.6	-	18.6
Income taxes	104.7	18.0	122.7
EBITDA before charges/gains (c)	$750.3	$179.6	$929.9

*** Depreciation excludes accelerated depreciation expense of $17.4 million for the thirty-nine weeks ended December 28, 2024, and $8.5 million for the thirteen weeks ended March 29, 2025. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended March 29, 2025, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $24.8 million ($17.0 million after tax or $0.14 per diluted share) of restructuring charges and $14.0 million ($12.7 million after tax or $0.10 per diluted share) of other charges/gains.

For the thirteen weeks ended March 30, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $2.8 million ($2.0 million after tax or $0.02 per diluted share) of restructuring charges and $9.0 million ($6.9 million after tax or $0.05 per diluted share) of other charges/gains.

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$0.42	$0.76	(45)

Restructuring charges	0.14	0.02	600
Other charges/(gains)	0.10	0.05	100

Diluted EPS from continuing operations before charges/gains (b)	$0.66	$0.83	(20)

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	% Change
Net sales (GAAP)
Water	$565.4	$625.3	(10)
Outdoors	304.7	315.0	(3)
Security	163.0	169.3	(4)
Total net sales	$1,033.1	$1,109.6	(7)

Operating income (loss)
Water	$103.2	$141.3	(27)
Outdoors	22.6	34.3	(34)
Security	16.0	19.1	(16)
Corporate expenses	(44.8)	(39.3)	14
Total operating income (GAAP)	$97.0	$155.4	(38)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$97.0	$155.4	(38)
Restructuring charges (1)	24.8	2.8	786
Other charges/(gains) (2)	14.0	9.0	56
Operating income (loss) before charges/gains (a)	$135.8	$167.2	(19)

Water	$113.2	$141.5	(20)
Outdoors	31.7	37.9	(16)
Security	23.2	26.7	(13)
Corporate expenses	(32.3)	(38.9)	(17)
Total operating income before charges/gains (a)	$135.8	$167.2	(19)

(1)
Restructuring charges for the thirteen weeks ended March 29, 2025 are primarily attributable to costs associated with the previously announced decision to consolidate our U.S. regional offices into one campus headquarters and related organizational and personnel changes, a product-line rationalization within our Outdoors segment and plant closures within our Water and Security segments, totaled $24.8 million for the thirteen weeks ended March 29, 2025. Restructuring charges for the thirteen weeks ended March 30, 2024 are primarily attributable to costs associated with the planned closure of a manufacturing facility within our Security segment, a product line rationalization within our Outdoors segment and headcount actions across all segments and totaled $2.8 million for the thirteen weeks ended March 30, 2024.

(2)
Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks ended March 29, 2025, total other charges were $14.0 million. For the thirteen weeks ended March 30, 2024, total other charges were $9.0 million.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/GAINS

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024	Change
WATER
Operating margin	18.3%	22.5%	(420) bps
Restructuring charges	1.7%	0.1%
Other charges/(gains)
Cost of products sold	-	-
Before charges/gains operating margin	20.0%	22.6%	(260) bps

OUTDOORS
Operating margin	7.4%	10.9%	(350) bps
Restructuring charges	0.8%	0.2%
Other charges/(gains)
Cost of products sold	1.9%	0.8%
Selling, general and administrative expenses	0.3%	0.1%
Before charges/gains operating margin	10.4%	12.0%	(160) bps

SECURITY
Operating margin	9.8%	11.3%	(150) bps
Restructuring charges	2.4%	0.9%
Other charges/(gains)
Cost of products sold	2.0%	3.6%
Before charges/gains operating margin	14.2%	15.8%	(160) bps

TOTAL COMPANY
Operating margin	9.4%	14.0%	(460) bps
Restructuring charges	2.3%	0.3%
Other charges/(gains)
Cost of products sold	0.9%	0.8%
Selling, general and administrative expenses	0.5%	-
Before charges/gains operating margin	13.1%	15.1%	(200) bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF CHINA SALES AND FX

(Unaudited)

Thirteen Weeks Ended March 29, 2025 vs Thirteen Weeks Ended March 30, 2024
% Change
Water
Percentage change in net sales (GAAP)	(10%)
Excluding Acquisitions	(1%)
Excluding China sales	3%
Excluding FX	1%
Organic sales excluding impact of China and FX	(7%)

Thirteen Weeks Ended March 29, 2025 vs Thirteen Weeks Ended March 30, 2024
% Change
Outdoors
Percentage change in net sales (GAAP)	(3%)
Excluding FX	0%
Net sales excluding impact of FX	(3%)

Thirteen Weeks Ended March 29, 2025 vs Thirteen Weeks Ended March 30, 2024
% Change
Security
Percentage change in net sales (GAAP)	(4%)
Excluding FX	1%
Net sales excluding impact of FX	(3%)

Thirteen Weeks Ended March 29, 2025 vs Thirteen Weeks Ended March 30, 2024
% Change
Total Company
Percentage change in net sales (GAAP)	(7%)
Excluding Acquisitions	(0%)
Excluding China sales	1%
Excluding FX	1%
Organic sales excluding impact of China and FX	(5%)

Net sales excluding the impact of acquisitions, China sales, and FX is net sales derived in accordance with GAAP excluding the impact of acquisitions, the impact of China sales, and the impact of FX. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $0.1 million for the thirty-nine weeks ended December 28, 2024, for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, net debt to EBITDA before charges / gains), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, and restructuring and other charges, which are excluded from net debt to EBITDA before charges / gains. Additionally, estimating such a GAAP measure and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.